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                                                                    EXHIBIT 99.3


               SCRIPT FOR REGISTERED STOCKHOLDER TELEPHONE VOTING
                         STRONG SCHAFER VALUE FUND, INC.


            STOCKHOLDER HEARS THIS SCRIPT:

Speech 1 Welcome. Please enter the control number located on your proxy card beneath the telephone toll-free number on the upper portion of your proxy card.

Speech 2 To vote as the Strong Schafer Value Fund Board recommends on all proposals, press 1 now.

Closing A   You voted as the Board recommended. If correct, press 1. If incorrect, press 0.

Speech 3    To vote on each proposal separately, press 0 now.

            Proposal 1:

Speech 4      To vote FOR all nominees, press 1.
              To WITHHOLD for all nominees, press 9.
              To WITHHOLD for an individual nominee, press 0.

Speech 5 Enter the two digit number that appears next to the nominee you DO NOT wish to vote for.

Speech 5A   Press 1 to withhold for another nominee or Press 0 if you have completed voting for Directors.

            Proposal 2:

Speech 6 To vote FOR Investment Advisory Agreement, press 1; AGAINST, press 9; ABSTAIN, press 0

            Proposal 3:

Speech 7 To vote for Appointment of Pricewaterhouse Coopers L.L.P., press 1; AGAINST, press 9; ABSTAIN, press 0

            You voted as follows:

Closing B   Proposal 1: For ALL, or WITHHOLD All, or FOR All Except...
            Proposal 2: For, Against, Abstain
            Proposal 3: For, Against, Abstain
              If this is correct, Press 1 now. If incorrect, Press 0.

Speech 8 By voting in accordance with the foregoing instructions, you have authorized Management Information Services Corporation as your agent to sign an authorization for David K. Schafer and/or James P. Cullen to act as your proxy in voting your shares at the meeting as you have instructed. If you have any specific questions please contact Strong Funds at 800-368-9630. Thank you.

Speech 9 If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0.




CONFIDENTIAL 8/17/98                 MANAGEMENT INFORMATION SERVICES CORPORATION